                                                                   EXHIBIT 99.00


          REPORT OF MANAGEMENT ON CREDIT CARD TRUST INTERNAL CONTROL
               POLICIES AND PROCEDURES AND POOLING AND SERVICING
                             AGREEMENT COMPLIANCE

Internal Control Policies and Procedures
----------------------------------------

First USA Bank (the "Bank"), a wholly owned subsidiary of First USA Financial, Inc. which is a wholly owned subsidiary of BANC ONE CORPORATION, is responsible for establishing and maintaining effective internal control policies and procedures over the functions performed as servicer of the First USA Credit Card Master Trust, listed on Appendix 1 to this report (the "Trust"). These policies and procedures are designed to provide reasonable assurance to the Bank's management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement (the "PSA") and the applicable PSA Series Supplements (the "Supplements" and, together with the PSA, the "Agreements") between the Bank, as transferor and servicer, and the Bank of New York (Delaware), as trustee (the "Trustee) (specific Supplements are identified on Appendix 1 to this report) and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal control policies and procedures, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal control policies and procedures may vary over time.

The Bank has determined that the objectives of its internal control policies and procedures, with respect to servicing and reporting of transferred loans, are to provide reasonable, but not absolute assurance that:

 . Funds collected are appropriately remitted to the Trustee in accordance with the Agreements.

 . The addition of accounts to the Trust are authorized in accordance with the Agreements.

 . The removal of accounts from the Trust are authorized in accordance with the Agreements.

 . Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

 . Daily Trust reports are prepared and contain the required information in accordance with the Agreements.

 . Monthly Trust reports generated pursuant to the Agreements contain the required information per the applicable section of the Agreements and are materially correct and agree with the Bank's computer reports, which are the source of the amounts contained in the monthly Trust reports.

 . On an annual basis, the servicer will deliver to the Trustee an Annual
  Servicer's Certificate.

 . The amount of investor charge-offs are calculated in accordance with the Agreements.

 . The payments to certificateholders are made by the Trustee in accordance with the Agreements.

The Bank has assessed its internal control policies and procedures over the functions performed as servicer of the Trust in relation to these criteria.
This assessment assumed the accuracy of reports prepared by the Bank's third party credit card processor and did not extend to the internal control policies and procedures of the Bank's third party credit card processor. Based upon this assessment, the Bank maintained that, as of June 30, 1997, its internal control policies and procedures over the functions performed as servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreements between the Bank, as transferor and servicer, and the Trustee and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
------------------------------------------

The Bank is responsible for complying with the Agreements listed in Appendix 1 to this report. The Bank assessed its compliance, as of June 30, 1997 and for the compliance periods then ended, with the relevant covenants and conditions identified in the Appendix for each of the Agreements. In performing this assessment, the Bank assumed the accuracy of reports prepared by the Bank's third party credit card processor and did not extend its assessment to the relevant aspects of the Bank's compliance that are the responsibility of the third party credit card processor. Based upon this assessment and the delivery of the accountant's letters pursuant to Section 3.06(a) and (b) of the PSA, the Bank was in compliance, as of June 30, 1997 and for the periods then ended, with the relevant covenants and conditions identified in Appendix 1 of this report for the compliance periods specified in Appendix 1 of this report. In addition, the Bank did not identify any instances of noncompliance in performing the assessment.

September 12, 1997                          First USA Bank by:

                                            /s/ Randy Christofferson
                                            ------------------------------------
                                                Randy Christofferson
                                                President




                                            /s/ George P. Hubley
                                            ------------------------------------
                                                George P. Hubley
                                                Chief Financial Officer



                                            /s/ Peter W. Atwater
                                            ------------------------------------
                                                Peter W. Atwater
                                                Executive Vice President

                                   APPENDIX 1

                                                                                        PSA           SERVICING          PSA
                                                                           PSA       SUPPLEMENT      COMPLIANCE      COVENANTS AND
                TRUST                          TRUSTEE                     DATE         DATE           PERIOD         CONDITIONS
------------------------------------------------------------------------------------------------------------------------------------
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       9/1/92     7/1/96 - 12/15/96     (1), (2)
Series 1992-1
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       5/1/93     7/1/96 -  6/30/97     (1), (3)
Series 1993-1
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      10/1/93     7/1/96 - 12/15/96     (1), (4)
Series 1993-2
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      10/1/93     7/1/96 -  6/30/97     (1), (4)
Series 1993-3
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       4/5/94     7/1/96 -  3/17/97     (1), (5)
Series 1994-1*
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      4/14/94     7/1/96 -  6/30/97     (1), (5)
Series 1994-2**
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       6/1/94     7/1/96 -  6/30/97     (1), (2)
Series 1994-3
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       6/1/94     7/1/96 -  6/30/97     (1), (2)
Series 1994-4
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      7/30/94     7/1/96 -  6/30/97     (1), (2)
Series 1994-5
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      7/30/94     7/1/96 -  6/30/97     (1), (2)
Series 1994-6
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      11/8/94     7/1/96 -  6/30/97     (1), (2)
Series 1994-7
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      11/8/94     7/1/96 -  6/30/97     (1), (2)
Series 1994-8
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       3/1/95     7/1/96 -  6/30/97     (1), (2)
Series 1995-1
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       3/1/95     7/1/96 -  6/30/97     (1), (2)
Series 1995-2
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      5/16/95     7/1/96 -  6/30/97     (1), (2)
Series 1995-3
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      9/14/95     7/1/96 -  6/30/97     (1), (2)
Series 1995-4
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      9/14/95     7/1/96 -  6/30/97     (1), (2)
Series 1995-5
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      12/7/95     7/1/96 -  6/30/97     (1), (2)
Series 1995-6
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       3/6/96     7/1/96 -  6/30/97     (1), (2)
Series 1996-1
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       5/2/96     7/1/96 -  6/30/97     (1), (6)
Series 1996-E1***
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       6/4/96     7/1/96 -  6/30/97     (1), (2)
Series 1996-2
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       6/6/96     7/1/96 -  6/30/97     (1), (2)
Series 1996-3****
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       8/6/96     8/6/96 -  6/30/97     (1), (2)
Series 1996-4
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92     11/13/96   11/13/96 -  6/30/97     (1), (2)
Series 1996-6
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92     12/11/96   12/11/96 -  6/30/97     (1), (2)
Series 1996-7****
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92     12/11/96   12/11/96 -  6/30/97     (1), (2)
Series 1996-8
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       2/4/97     2/4/97 -  6/30/97     (1), (2)
Series 1997-1
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92       5/8/97     5/8/97 -  6/30/97     (1), (2)
Series 1997-2
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      6/10/97    6/10/97 -  6/30/97     (1), (2)
Series 1997-3
First USA Credit Card Master Trust    The Bank of New York (Delaware)      9/1/92      6/10/97    6/10/97 -  6/30/97     (1), (2)
Series 1997-4

PSA AND PSA SUPPLEMENT COVENANTS AND CONDITIONS
-----------------------------------------------
(1) PSA Sections - 2.06, 2.07, 3.01(b), 3.04(a) and (b), 3.05, 3.06(a) and
     (b), and 4.03
(2) PSA Supplement Sections - 4.09, 4.12, and 5.02
(3) PSA Supplement Sections - 4.08, 4.11, and 5.02
(4) PSA Supplement Sections - 4.8, 4.11, and 5.02
(5) PSA Supplement Sections - 4.06, 4.09, and 5.02
(6) PSA Supplement Sections - 4.09, 4.11, and 5.02

*     Receivables backed Commercial Paper Program dated April 5, 1994
**    Receivables backed Commercial Paper Program dated April 14, 1994
***   Receivables backed Committed Credit Enhancement Facility dated May 2, 1996
****  Receivables backed European Transaction